EX-99.1

Press Release

    Uranium Hunter Enters into Letter of Intent with NPK
          Resources Ltd on Uganda Uranium Property

Toronto, Ontario - April 25, 2007:

Uranium Hunter Corporation (OTCBB: URHN) ("Uranium Hunter" or the "Company") is pleased to announce that it has entered into a letter of intent with NPK Resources Ltd. to earn a 75% interest in the Kagadi Uranium property which contains approximately 357 square kilometers located in Kibaale district, Uganda ("the property").

Under the terms of the letter of intent the company may earn a 75% interest in the property by making a cash payment of $14,000.00 within 5 days of signing a definitive agreement. Uranium Hunter must also make all property payments and taxes to keep the property in good standing. The company will also be responsible for funding all exploration costs until it has earned its 75% interest after which time the costs shall be shared proportionally. At NPK's option, the company may earn up to a 100% interest in the property upon issuing NPK restricted shares subject to valuations of the property the terms and mechanisms of which will be contained in the definitive agreement.

The Company is presently conducting due diligence on the property and expects the definitive agreement to be signed on or before May 30, 2007.

Shareholders should note recent additions to the corporate website, including a new Corporate Presentation, Letter to Shareholders, and various relevant publications in the Investor Relations section of the site at www.UraniumHunterCorp.com

About The Company:

Uranium Hunter (OTCBB: URHN) is a natural resource corporation devoted to the exploration and development of deposits of Uranium and Gold in East Africa. The company website can be found at www.UraniumHunterCorp.com.

Uranium Hunter has entered into a Definitive Agreement with Trimark Explorations, Ltd ("Trimark"), on behalf of its wholly owned subsidiary Gambaro Resources, to earn up to a 100% interest in the Uranium-Au property located in Njombe and Songea Districts, Tanzania. Uranium Hunter has optioned 170 km 2 property in southern Tanzania covering sediments of the Karoo sequence which share common features with rocks of the Colorado Plateau in the western US that have been prolific producers of Uranium.

Forward-Looking Statements:

This press release contains forward-looking statements, particularly as related to, among other things, Uranium Hunter's business strategy. The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, and other factors that may cause Uranium Hunter's actual results, performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks, uncertainties and other factors that are detailed in Uranium Hunter's Quarterly and Annual Reports and other documents Uranium Hunter files from time-to-time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Uranium Hunter cautions readers not to place undue reliance on such statements. Uranium Hunter does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from Uranium Hunter's expectations and estimates.

Contact:

Uranium Hunter Corporation
Adam Cegielski
President
(416) 915-3199

Investor Relations
Toll free 1-866-566-0936